UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 16, 2011

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 16, 2011, Evercore Partners Inc. entered into an underwriting agreement with Evercore LP, the selling stockholders named therein and the several underwriters named therein, for which Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Evercore Group L.L.C. acted as representatives. Pursuant to the underwriting agreement, Evercore Partners Inc. agreed to issue and sell 4,665,210 shares of its Class A common stock and granted the underwriters a 30-day option to purchase up to 699,781 additional shares of its Class A common stock, and the selling stockholders agreed to sell 110,422 shares of Class A common stock and granted the underwriters a 30-day option to purchase up to 16,563 additional shares of Class A common stock, in each case at a price of $31.04 per share (net of underwriting discounts).

On June 16, 2011, Evercore Partners Inc. entered into unit purchase agreements with certain holders of Evercore LP partnership units, including members of its senior management, whereby it agreed to purchase from them an aggregate of 2,665,210 Evercore LP partnership units, or 3,064,991 Evercore LP partnership units if the underwriters exercise in full their over-allotment option to purchase additional shares of Class A common stock pursuant to the above-described underwriting agreement, in each case at a price of $31.04 per unit.

Item 8.01	Other Events.

On June 22, 2011, Evercore Partners Inc. completed the issuance and sale of shares of its Class A common stock pursuant to the above-described underwriting agreement, including the shares issued and sold pursuant to the exercise in full by the underwriters of their option to purchase additional shares. Evercore Partners Inc. sold 5,364,991 shares and the selling stockholders sold 126,985 shares for cash consideration of $31.04 per share (net of underwriting discounts) to a syndicate of underwriters led by Goldman, Sachs & Co., BofA Merrill Lynch, and Evercore Partners as joint book-running managers, with Keefe, Bruyette & Woods, Sandler O’Neill + Partners, L.P., JMP Securities and Mizuho Securities as co-managers.

On June 22, 2011, Evercore Partners Inc. completed the purchase of an aggregate of 3,064,991 Evercore LP partnership units from certain holders of Evercore LP partnership units pursuant to the above-described unit purchase agreements. Evercore Partners Inc. purchased the units for cash consideration of $31.04 per unit. Among such unit purchases, approximately $15.5 million was paid to Mr. Altman and his personal planning vehicles for 500,000 partnership units, approximately $5.3 million was paid to Mr. Mestre for 170,616 partnership units and approximately $8.6 million was paid to certain trusts that are affiliated with Mr. Aspe and his personal planning vehicles for 276,430 partnership units.

The preceding descriptions of the terms of the underwriting agreement and the unit purchase agreements are summaries, and are qualified in their entirety by reference to the underwriting agreement attached as Exhibit 1.1 to this report and the form of Unit Purchase Agreement attached as Exhibit 1.2 to this report, which are incorporated herein by reference as though they were fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NO.	DESCRIPTION

1.1	Underwriting Agreement, dated June 16, 2011, among Evercore Partners Inc., the Selling Stockholders listed therein, Evercore LP and the several underwriters named therein, for which Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Evercore Group L.L.C. are acting as representatives.

1.2	Form of Unit Purchase Agreement, dated June 16, 2011, between Evercore Partners Inc. and the Selling Unitholder named therein.

5.1	Opinion of Simpson Thacher and Bartlett regarding the validity of the securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERCORE PARTNERS INC.

By:	/s/ ADAM B. FRANKEL
Name:	Adam B. Frankel
Title:	General Counsel

Dated: June 22, 2011

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1	Underwriting Agreement, dated June 16, 2011, among Evercore Partners Inc., the Selling Stockholders listed therein, Evercore LP and the several underwriters named therein, for which Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Evercore Group L.L.C. are acting as representatives.

1.2	Form of Unit Purchase Agreement, dated June 16, 2011, between Evercore Partners Inc. and the Selling Unitholder named therein.

5.1	Opinion of Simpson Thacher and Bartlett regarding the validity of the securities.

4